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                                                                      Exhibit 10

                        ADMINISTRATIVE SERVICES AGREEMENT


         ADMINISTRATIVE SERVICES AGREEMENT ("AGREEMENT"), effective as of November 8, 2000 by and between ARCH CAPITAL GROUP LTD., a Bermuda company ("ARCH BERMUDA"), and ARCH CAPITAL GROUP (U.S.) INC., a Delaware corporation and an indirectly wholly owned subsidiary of Arch Bermuda ("ARCH DELAWARE").

         WHEREAS, Arch Bermuda desires to receive administrative services from Arch Delaware and Arch Delaware desires to provide administrative services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, Arch Bermuda and Arch Delaware agree as follows:

SECTION 1. ENGAGEMENT

         Arch Bermuda hereby engages Arch Delaware to provide administrative and clerical support services, and Arch Delaware agrees to provide administrative and clerical support services to Arch Bermuda on the terms and conditions set forth herein.

SECTION 2. SERVICES OF ARCH DELAWARE

         Arch Delaware agrees during the term of this Agreement to provide various administrative and clerical support services, including but not limited to:

         (a)  bookkeeping and accounting services;
         (b)  financial reporting;
         (c)  federal, state and local tax returns;
         (d)  audit management;
         (e)  payroll and medical benefit administration;
         (f)  bill processing;
         (g)  print shop and copying services;
         (h)  office maintenance services;
         (i)  purchasing services for office equipment and supplies;
         (j)  arranging of separate insurance coverage (property and liability);
         (k)  cash management (management fees receipts, funds, wiring, etc.);
         (l)  administrative staff hiring services;
         (m)  accounts payable/employee reimbursement;
         (n)  computer software/hardware support and maintenance;
         (o)  telephone/voice mail/information systems;
         (p)  legal/compliance; and
         (q)  LAN services.
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SECTION 3. COMPENSATION

         Arch Bermuda agrees to pay to Arch Delaware as compensation for its services under this Agreement a fee equal to its actual costs, including charges of third parties, incurred in providing the services hereunder payable quarterly in arrears. The parties agree that the amount of compensation may be adjusted as necessary to comply with the arm's length standard as required under U.S. transfer pricing provisions, i.e., Internal Revenue Code Section 482.

SECTION 4. PAYROLL

         Any person employed by Arch Bermuda shall be maintained on the payroll of Arch Delaware. Arch Bermuda agrees to reimburse Arch Delaware for salary or wages (including, but not limited to, vacation pay, payments received during a paid leave of absence, and retention incentives) and employee benefits paid or payable by Arch Delaware to each such person to the extent such salary, wages or employee benefits are attributable to services performed by each such person for or on behalf of Arch Bermuda. The allocation of such costs between Arch Delaware and Arch Bermuda shall be made on a basis mutually acceptable to Arch Delaware and Arch Bermuda as may be agreed to from time to time. The foregoing allocations shall be reflected on Arch Delaware's books for each payroll cycle. Arch Delaware shall be responsible for satisfying all employment-related obligations in respect of persons employed by Arch Delaware, including without limitation any employment taxes imposed on the employer, and shall be compensated for its actual costs in satisfying such obligations to the extent such costs are attributable to services by such persons for or on behalf of Arch Bermuda.

SECTION 5. TERM

         This Agreement shall be in effect for a period of one year from the date hereof, provided that this Agreement shall automatically be extended for consecutive one-year periods until such time as one party provides the other party with thirty days' written notice of its intention to terminate this Agreement.

SECTION 6. INDEMNIFICATION

         Arch Bermuda agrees to indemnify and hold harmless Arch Delaware, its directors, officers, employees, shareholders, agents and majority owned subsidiaries from and against any and all loss, liability, claims, causes of action costs, damages, and expenses (including attorneys' fees) arising from the performance of this Agreement (collectively, "LOSSES"), except Losses arising as a result of gross negligence or intentional wrongdoing.

SECTION 7. INDEPENDENT CONTRACTOR STATUS

         The parties agree that Arch Delaware shall perform services hereunder as an independent contractor, retaining control over the responsibility for its own operations and personnel. Neither Arch Delaware nor its officers or employees shall be considered employees or agents of Arch Bermuda as a result of this Agreement, nor shall any such person (a) represent himself, herself or itself as an agent or representative of Arch Bermuda having any power or authority to incur any obligation of any nature, express or implied, on behalf of Arch Bermuda or (b) have the authority to contract in the name of or bind Arch Bermuda, except as expressly agreed to in writing by Arch Bermuda; provided, however, that if any such person is serving as an officer or authorized agent of Arch Bermuda, such person shall have all authority as an officer or authorized agent of Arch Bermuda to contract in the name of or bind Arch Bermuda notwithstanding any other provision of this Agreement.


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SECTION 8. ENTIRE AGREEMENT; MODIFICATION

         This Agreement (i) contains the complete and entire understanding and agreement of the parties with respect to the subject matter hereof, (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, with respect to the engagement of Arch Delaware for management services, and (iii) may not be modified except by an instrument in writing executed by Arch Delaware and Arch Bermuda.

SECTION 9. WAIVER OF BREACH

         The waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereby.

SECTION 10. ASSIGNMENT

         Neither Arch Delaware nor Arch Bermuda may assign its respective rights or obligations under this Agreement without the express written consent of the other party.

SECTION 11. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date written above.

                                  ARCH CAPITAL GROUP LTD.


                                  By: /s/ LOUIS T. PETRILLO
                                      ------------------------------------------
                                       Name:  Louis T. Petrillo
                                       Title: Senior Vice President, General
                                              Counsel & Secretary


                                  ARCH CAPITAL GROUP (U.S.) INC.


                                  By: /s/ DEBRA M. O'CONNOR
                                      ------------------------------------------
                                       Name:  Debra M. O'Connor
                                       Title: Senior Vice President, Controller
                                              & Treasurer


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